Exhibit 1.1

Principal Financial Group, Inc.

$500,000,000 3.700% Senior Notes due 2029

Underwriting Agreement

May 7, 2019

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Goldman Sachs & Co. LLC

200 West Street
New York, New York 10282

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park
New York, New York 10036

As representatives of the several

underwriters named in Schedule I hereto

Ladies and Gentlemen:

Principal Financial Group, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”), and for whom each of you are acting as representatives (the “Representatives”), an aggregate of $500,000,000 principal amount of the Company’s 3.700% Senior Notes due 2029 (the “Notes”) to be issued pursuant to the Indenture (as defined below).

Principal Financial Services, Inc., an Iowa corporation (“PFS”), will fully and unconditionally guarantee the Notes in accordance with the applicable terms of the Indenture (the “Guarantee”).

1.         Each of the Company and PFS jointly and severally represents and warrants to, and agrees with, each of the Underwriters that:

(a)         An “automatic shelf” registration statement as defined in Rule 405 under the Securities Act of 1933, as amended (the “Act”), on Form S-3 (File Nos. 333-217624 and 333-217624-01) in respect of the Notes and the Guarantee has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three (3) years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company or PFS, threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company or PFS; the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; the Basic Prospectus, together with the preliminary prospectus supplement dated May 7, 2019 to the Basic Prospectus relating to the Notes and the Guarantee, filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called the “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto and the Prospectus (as defined below) that is deemed by virtue of Rule 430B under the Act to be part of such registration statement, but excluding the Statement of Eligibility under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) of the Trustee (as defined below) in respect of the Indenture, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, together with the final prospectus supplement dated the date hereof relating to the Notes and the Guarantee, that will be filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Notes and the Guarantee filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, the Preliminary Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is

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incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Notes and the Guarantee is hereinafter called an “Issuer Free Writing Prospectus”;

(b)         No order preventing or suspending the use of the Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and the Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Trust Indenture Act, and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company or PFS by an Underwriter through the Representatives expressly for use therein;

(c)         For the purposes of this Agreement, the “Applicable Time” is 4:20 p.m. (New York City time) on the date of this Agreement; the Preliminary Prospectus as supplemented by the final term sheet prepared and filed pursuant to Section 5(a) hereof and substantially in the form attached as Exhibit A to Schedule II(a) hereto (the “Final Term Sheet” and, together with the Preliminary Prospectus, the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(b) hereto as of its date did not conflict with the information contained in the Registration Statement and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company or PFS by an Underwriter through the Representatives expressly for use therein;

(d)         The documents incorporated by reference in the Pricing Disclosure Package and the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and none of such documents, at its time of filing with the Commission, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents are filed with the Commission or become effective, as the case may be, will conform in

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all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company or PFS by an Underwriter through the Representatives expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement except as set forth on Schedule II(c) hereto;

(e)         The Registration Statement conformed, as of the filing by the Company with the Commission of its Annual Report on Form 10-K for the year ended December 31, 2018, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement (within the meaning of the rules and regulations of the Commission under the Act) and as of the date of the Prospectus and as of the applicable filing date of any amendment or supplement thereto and as of the Time of Delivery (as defined below), contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company or PFS by an Underwriter through the Representatives expressly for use therein;

(f)          Each of PFS, Principal Life Insurance Company, an Iowa insurance company (“PLIC”), and the other entities listed on Schedule III hereto (together with PFS and PLIC, the “Significant Subsidiaries”), is a “significant subsidiary,” as such term is defined in Rule 405 under the Act, and the Company has no other subsidiary that is a “significant subsidiary” within the meaning of such Rule 405;

(g)         Neither the Company nor any of its Significant Subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package and the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Prospectus, except for such losses or interferences as would not have a material adverse effect on the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries considered as a whole (a “Material Adverse Effect”); and, since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure

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Package and the Prospectus, there has not been any (i)(A) decrease in the outstanding capital stock of the Company in excess of 10 million shares or (B) increase in the consolidated long-term debt of the Company in excess of $10,000,000 except for the incurrence of debt as contemplated by this Agreement or (ii) material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its Significant Subsidiaries, in each case, otherwise than as set forth or contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus;

(h)         The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where failure to be so qualified or in good standing would not have a Material Adverse Effect; and each Significant Subsidiary has been duly incorporated and is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation or limited liability company for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where failure to be so qualified or in good standing would not have a Material Adverse Effect;

(i)          The Company has an authorized capitalization as set forth in the Pricing Disclosure Package and the Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued shares of capital stock of each Significant Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and, otherwise than as set forth or contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(j)          The Notes and the Guarantee have been duly authorized by the Company and PFS, respectively, and, when issued and delivered by the Company and PFS, respectively, pursuant to this Agreement and the Indenture against payment therefor and, in the case of the Notes, when duly authenticated and delivered by the Trustee, the Notes and the Guarantee will constitute valid and legally binding obligations of the Company and PFS, as applicable, enforceable in accordance with their respective terms subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general

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equitable principles, and will be entitled to the benefits provided by the Indenture dated as of May 21, 2009 (the “Basic Indenture”) among the Company, PFS, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as amended and supplemented to the date hereof, and as will be further amended and supplemented by the Thirteenth Supplemental Indenture thereto to be dated as of May 10, 2019 among the Company, PFS, as guarantor, and the Trustee (the “Supplemental Indenture”, and the Basic Indenture, as so amended and supplemented, the “Indenture”), under which they are to be issued; this Agreement has been duly authorized, executed and delivered by the Company and PFS; the Basic Indenture has been duly authorized, executed and delivered by the Company and PFS and duly qualified under the Trust Indenture Act; the Supplemental Indenture has been duly authorized by the Company and PFS and, when the Supplemental Indenture has been duly executed and delivered by the Company, PFS and the Trustee, as applicable, the Indenture will constitute a valid and legally binding obligation of the Company and PFS, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles; and the Notes, the Guarantee and the Indenture will conform to the descriptions thereof in the Pricing Disclosure Package and the Prospectus in all material respects;

(k)         The issue and sale of the Notes by the Company, the issuance by PFS of the Guarantee and the compliance by the Company and PFS with all of the provisions of the Notes, the Indenture, the Guarantee and this Agreement, as applicable, and the consummation of the transactions by the Company and PFS, as applicable, herein and therein contemplated (i) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject except for such conflict, breach, violation or default that would not have a Material Adverse Effect or have a material adverse effect on the consummation of the transactions contemplated by this Agreement; (ii) will not result in any violation of (A) the provisions of the Certificate of Incorporation or By-laws of the Company or similar organizational documents of the Significant Subsidiaries or (B) any existing statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Significant Subsidiaries or any of their properties, except for, in the case of clause (B), such violation that would not have a Material Adverse Effect or have a material adverse effect on the consummation of the transactions contemplated by this Agreement; and (iii) do not require any consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is to be obtained by the Company or PFS for the issue and sale by the Company of the Notes, the issuance by PFS of the Guarantee or the consummation by the Company or PFS of the transactions contemplated by this Agreement, the Indenture

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or the Guarantee, as applicable, except (x) such as have been obtained under the Act and the Trust Indenture Act, (y) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Notes by the Underwriters, or (z) where the failure to obtain or make such consent, approval, authorization, order, registration or qualification would not have a Material Adverse Effect or have a material adverse effect on the consummation of the transactions contemplated by this Agreement;

(l)          Other than as set forth in the Pricing Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Significant Subsidiaries is a party or of which any property of the Company or any of its Significant Subsidiaries is the subject, which, would reasonably be expected to individually or in the aggregate, have a Material Adverse Effect; and, to the best of the Company’s and PFS’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others;

(m)        Neither the Company nor any of its Significant Subsidiaries is in violation of (i) its Certificate of Incorporation or By-laws or similar organizational documents or (ii) in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound except for, in the case of clause (ii) above, such violation that would not have a Material Adverse Effect;

(n)         The statements set forth in the Pricing Disclosure Package and the Prospectus under the captions “Description of the Notes” and “Description of Debt Securities,” when taken together, insofar as they purport to constitute a summary of the terms of the Notes, the Indenture and the Guarantee, are accurate in all material respects;

(o)         Neither the Company nor PFS is and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof and the issuance of the Guarantee, will be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”), it being understood that certain separate accounts of PLIC are registered as investment companies under the Investment Company Act in the ordinary course of PLIC’s business;

(p)         (i) (A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Notes in reliance on the exemption of Rule 163 under the Act, the

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Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and

(ii) at the earliest time after the filing of the Registration Statement that the Company, PFS or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Notes or the Guarantee, neither the Company nor PFS was an “ineligible issuer” as defined in Rule 405 under the Act;

(q)         Ernst & Young LLP, who have audited certain of the financial statements of the Company and its subsidiaries and the effectiveness of the Company’s internal control over financial reporting and whose report is incorporated by reference in the Preliminary Prospectus and the Prospectus and who have delivered letters referred to in Section 8(e) hereof, are an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder;

(r)          The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States (“GAAP”); and the Company’s internal control over financial reporting is effective to perform the functions for which it was established and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(s)          Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(t)        The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective to perform the functions for which they were established;

(u)       The audited consolidated financial statements of the Company included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the consolidated financial position of the Company and its subsidiaries at the dates indicated, to the extent required under the Exchange Act, and the consolidated results of operations, comprehensive income, stockholders’ equity and cash flows of the Company and its subsidiaries for the periods specified; such

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financial statements have been prepared in conformity with GAAP applied on a consistent basis (except as noted with respect to the adoption of new accounting standards) throughout the periods involved; and the supporting schedules, if any, and the interactive data in eXtensible Business Reporting Language filed as exhibits to the periodic reports included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly in all material respects in accordance with GAAP the information required to be stated therein;

(v)       None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith;

(w)      The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with the applicable financial recordkeeping requirements and reporting requirements of the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no material action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened; and

(x)       None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

2.         Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally

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and not jointly, to purchase from the Company, at a purchase price of 98.952% of the principal amount thereof, the principal amount of Notes, as set forth opposite the name of such Underwriter in Schedule I hereto (plus an additional amount of Notes that such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof).

3.         Upon the authorization by the Representatives of the release of the Notes, the several Underwriters propose to offer the Notes for sale upon the terms and conditions set forth in the Pricing Disclosure Package.

4.             (a)           The Notes to be purchased by each Underwriter hereunder will be represented by one or more definitive global notes in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian.  The Company will deliver the Notes to Citigroup Global Markets Inc. (as the “Billing and Delivering Agent”) for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor, as set forth above, by wire transfer of Federal (same-day) funds to the account specified by the Company to the Billing and Delivering Agent at least forty-eight (48) hours prior to the Time of Delivery or such other time as the Billing and Delivering Agent and the Company may agree to, by causing DTC to credit the Notes to the account of the Billing and Delivering Agent at DTC.  The Company will cause the certificate or certificates representing the Notes to be made available to the Representatives at least twenty-four (24) hours prior to the Time of Delivery at the office of DTC or its designated custodian (the “Designated Office”).  The time and date of such delivery and payment shall be 10:00 a.m., New York City time, on May 10, 2019 or such other time and date as the Representatives and the Company may agree upon in writing.  Such time and date are herein called the “Time of Delivery.”

(b)       The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof will be delivered at the offices of Pillsbury Winthrop Shaw Pittman LLP, 31 W. 52nd Street, New York, New York 10019 or such other location as the Representatives and the Company may agree to (the “Closing Location”), and the Notes will be delivered at the Designated Office, all at the Time of Delivery.  A meeting will be held at the Closing Location at 1:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery or such other time as the Representatives and the Company may agree to, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.  For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5.         Each of the Company and PFS jointly and severally agrees with each of the Underwriters:

(a)         To prepare the Prospectus in a form approved by the Representatives and to file the Prospectus pursuant to Rule 424(b) under the Act not later than the

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Commission’s close of business on the second (2nd) business day following the date of this Agreement or, if applicable, such earlier time as may be required by Rule 424(b) under the Act; to make no further amendment or any supplement to the Registration Statement, or the Prospectus prior to the Time of Delivery which shall be disapproved by the Representatives promptly after reasonable notice thereof; to advise the Representatives, promptly after it receives notice thereof for so long as the delivery of a prospectus is required in connection with the offering and sale of the Notes and the Guarantee (or in lieu thereof, the notice referred to in Rule 173(a) under the Act), of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed with the Commission and to furnish the Representatives with copies thereof for so long as the delivery of a prospectus is required in connection with the offering and sale of the Notes and the Guarantee (or in lieu thereof, the notice referred to in Rule 173(a) under the Act); to prepare and file the Final Term Sheet pursuant to Rule 433(d) under the Act within the time required by such Rule; to file promptly all other material required to be filed in connection with the offering and sale of the Notes and the Guarantee by the Company and PFS with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company and PFS with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Notes and the Guarantee to promptly notify the Representatives of any written notice given to the Company or PFS by any “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act (a “Rating Agency”) of any intended decrease in any rating of any securities of the Company or PFS or of any intended change in any such rating that does not indicate the direction of the possible change of any such rating, in each case by any such Rating Agency for so long as the delivery of a prospectus is required in connection with the offering or sale of the Notes and the Guarantee (or in lieu thereof, the notice referred to in Rule 173(a) under the Act); to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Preliminary Prospectus or other prospectus in respect of the Notes or the Guarantee, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or pursuant to Section 8A of the Act against the Company or PFS or relating to the offering of the Notes or the issuance of the Guarantee, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any such order preventing or suspending the use of the Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to

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obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Notes and the Guarantee by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b)         If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by the Representatives and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by the Representatives promptly after reasonable notice thereof;

(c)         If at any time when Notes remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) under the Act or otherwise ceases to be eligible to use the automatic shelf registration statement form, to (A) promptly notify the Representatives, (B) promptly file a new registration statement or post-effective amendment on the proper form relating to the Notes, in a form satisfactory to the Representatives, (C) use its best efforts to cause such registration statement or post-effective amendment to be declared effective and (D) promptly notify the Representatives of such effectiveness; and to take all other action necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the registration statement that was the subject of Rule 401(g)(2) under the Act notice or for which the Company has otherwise become ineligible (references herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be);

(d)         Promptly from time to time, to take such action as the Representatives may reasonably request to qualify the Notes for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Notes, provided that in connection therewith neither the Company nor PFS shall be required to qualify as a foreign corporation, to file a general consent to service of process in any jurisdiction, to subject itself to taxation in any jurisdiction in which it would not otherwise be subject or to make any changes to its Certificate of Incorporation, By-laws or other organizational documents, or any agreement with its shareholders; and provided further that neither the Company nor PFS shall be required to qualify the Notes in any jurisdiction if such qualification would result in any obligation on the part of the Company or PFS to make filings with any governmental entity in such jurisdiction after the completion of the offering;

(e)         Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus, as amended or

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supplemented, in New York City in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine (9) months after the time of issue of the Prospectus in connection with the offering or sale of the Notes and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act), as then amended or supplemented, is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify the Representatives and upon their request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as the Representatives may from time to time reasonably request of such amended or supplemented Prospectus that will correct such statement or omission or effect such compliance and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Notes at any time nine (9) months or more after the time of issue of the Prospectus, upon request by the Representatives but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as the Representatives may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(f)          To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen (18) months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earning statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158 under the Act);

(g)         During the period beginning from the date hereof and continuing to and including the Time of Delivery, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose, except as provided hereunder, of any debt securities of the Company or PFS that mature more than one (1) year after such Time of Delivery and which are substantially similar to the Notes, without the prior written consent of the Representatives;

(h)         To pay the required Commission filing fees relating to the Notes within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rule 457(r) under the Act; and

(i)          To use the net proceeds received by the Company from the sale of the Notes in the manner specified in the Prospectus under the caption “Use of Proceeds.”

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6.       (a)           (i)          Each of the Company and PFS jointly and severally represents and agrees that, other than the Final Term Sheet prepared and filed pursuant to Section 5(a) hereof and any other Issuer Free Writing Prospectus, the use of which has been consented to by the Company, PFS and the Representatives, and identified in Schedule II (a) or (b) hereto, without the prior consent of the Representatives, which consent shall not be unreasonably withheld, it has not made and will not make any offer relating to the Notes that would constitute a “free writing prospectus” as defined in Rule 405 under the Act;

(ii)         Each Underwriter represents and agrees that, without the prior consent of the Company, PFS and the Representatives, which consent shall not be unreasonably withheld, it has not made and will not make any offer relating to the Notes that would constitute a “free writing prospectus,” as defined in Rule 405 under the Act, required to be filed with the Commission (each such “free writing prospectus” the use of which has been consented to by the Company, PFS and the Representatives is identified on Schedule II(a), II(b) or II(d) hereto); and

(iii)        Any such “free writing prospectus” the use of which has been consented to by the Company, PFS and the Representatives (including the Final Term Sheet prepared and filed pursuant to Section 5(a) hereof) is listed on Schedule II(a), (b) or (d) hereto;

(b)         Each of the Company and PFS has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c)         Each of the Company and PFS jointly and severally agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Preliminary Prospectus or the Prospectus or, when taken together with the information set forth in the Registration Statement, the Preliminary Prospectus or the Prospectus, as applicable, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company or PFS, as applicable, will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company and PFS by an Underwriter through the Representatives expressly for use therein.

7.         Whether or not any sale of the Notes is consummated, each of the Company and PFS jointly and severally covenants and agrees with the several Underwriters that the

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Company and PFS will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel, PFS’s counsel and the Company’s accountants in connection with the registration of the Notes and the Guarantee under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, the Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and any amendments and supplements thereto (including applicable registration fees under the Act) and the mailing and delivering of copies thereof to the Underwriters and any dealers; (ii) the cost of printing or producing any agreement among underwriters, this Agreement, the Indenture, the Guarantee, any blue sky surveys, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Notes and the issuance of the Guarantee, which costs, for the avoidance of doubt, shall not include any costs and expenses of the counsel to the Underwriters; (iii) all expenses in connection with the qualification of the Notes for offering and sale under state securities laws as provided in Section 5(d) hereof (including the fees and disbursements of counsel in connection with such qualification and in connection with any such blue sky survey); (iv) any fees charged by securities rating services for rating the Notes; (v) the cost of preparing certificates for the Notes; (vi) the cost and charges of any transfer agent or registrar or dividend disbursing agent; (vii) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture, the Notes and the Guarantee; and (viii) all other costs and expenses incurred by the Company or PFS incident to the performance of their obligations hereunder which are not otherwise specifically provided for in this Section.  It is understood, however, that, except as provided in this Section 7, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Notes by them, and any advertising expenses connected with any offers they may make.

8.         The obligations of the several Underwriters hereunder shall be subject, in the discretion of the Underwriters, to the condition that all representations and warranties and other statements of the Company and PFS contained herein are, at and as of the Applicable Time and the Time of Delivery, true and correct, the condition that the Company and PFS shall have performed all of their obligations hereunder theretofore to be performed at and as of the Applicable Time and the Time of Delivery, as the case may be, and the following additional conditions:

(a)         The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; the Final Term Sheet contemplated by Section 5(a) hereof, and any other material required to be filed by the Company or PFS pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose or pursuant to Section 8A of the Act against the Company or PFS or related to the offering of the Notes or the issuance of the Guarantee shall have been

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initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representatives;

(b)         At the Time of Delivery, Pillsbury Winthrop Shaw Pittman LLP, counsel for the Underwriters, shall have furnished to the Underwriters such written opinion or opinions, dated the Time of Delivery and addressed to the Representatives, in form and substance satisfactory to the Representatives, and such counsel shall have received such papers and information from the Company as they may reasonably request to enable them to pass upon such matters;

(c)         At the Time of Delivery, Debevoise & Plimpton LLP, counsel for the Company, shall have furnished to the Underwriters their written opinion and negative assurance letter, dated the Time of Delivery and addressed to the Representatives, in form and substance satisfactory to the Representatives, substantially in the form of Exhibits B-1 and B-2 hereto, respectively;

(d)         At the Time of Delivery, Karen E. Shaff, Executive Vice President, General Counsel and Secretary to the Company and PFS, shall have furnished to the Underwriters her written opinion and negative assurance letter, dated the Time of Delivery and addressed to the Representatives, in form and substance satisfactory to the Representatives, substantially in the form of Exhibits C-1 and C-2, hereto, respectively;

(e)         At the time of execution of this Agreement, Ernst & Young LLP shall have furnished to the Underwriters a letter, dated the date hereof and addressed to the Representatives (the “initial letter”), and at the Time of Delivery, Ernst & Young LLP shall have furnished to the Underwriters a letter, dated the Time of Delivery and addressed to the Representatives (the “bring-down letter”), to the effect that such accountants reaffirm, as of the Time of Delivery and as though made on the Time of Delivery, the statements made in the initial letter, and each of the initial letter and the bring-down letter covering such matters ordinarily included in accountants’ “comfort letters” to underwriters and in form and substance satisfactory to the Representatives;

(f)          (i)  Neither the Company nor any of its Significant Subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package, and (ii) since the respective dates as of which information is given in the Pricing Disclosure Package, there shall not have been any decrease in the capital stock of the Company in excess of 10 million shares or increase in the consolidated long-term debt

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of the Company in excess of $10,000,000 except for the incurrence of debt as contemplated by this Agreement or any change or any development involving a prospective change in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Disclosure Package, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Notes on the terms and in the manner contemplated in the Pricing Disclosure Package and the Prospectus;

(g)         On or after the Applicable Time, (i) no downgrading shall have occurred in the rating accorded the Company’s or PFS’s debt securities or preferred stock or the financial strength or claims paying ability of PLIC by any Rating Agency, and (ii) no such Rating Agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s or PFS’s debt securities or preferred stock or the financial strength or claims paying ability of PLIC;

(h)         On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere; if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives is so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Notes on the terms and in the manner contemplated in the Pricing Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto); and

(i)          Each of the Company and PFS shall have furnished or caused to be furnished to the Underwriters at the Time of Delivery certificates of officers of the Company and PFS, as applicable, reasonably satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company and PFS herein at and as of such Time of Delivery, as to the performance by the Company and PFS of all of their obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (f) of this Section 8 and as to such other matters as the Representatives may reasonably request.

9.         (a)  The Company and PFS will jointly and severally indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which

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such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that neither the Company nor PFS shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, in reliance upon and in conformity with written information furnished to the Company or PFS by any Underwriter through the Representatives expressly for use therein.  The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to the Underwriters.

(b)       Each Underwriter, severally and not jointly, will indemnify and hold harmless, in each case, the Company and PFS against any losses, claims, damages or liabilities to which the Company or PFS may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus or any Issuer Free Writing Prospectus or any such “issuer information” or any such amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company or PFS by such Underwriter through the Representatives expressly for use therein and will reimburse the Company and PFS for any legal or other expenses reasonably incurred by the Company or PFS in connection with investigating or defending any such action or claim as such expenses are incurred.  The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Company, or PFS.

(c)       Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify

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the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party under Section 9(a) or (b) except to the extent it did not otherwise learn of such action and it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under Section 9(a) or (b).  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 9 for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)       If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company or PFS on the one hand and the Underwriters on the other from the offering of the Notes.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company or PFS on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company or PFS on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes purchased under this Agreement (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set

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forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or PFS, on the one hand, or the Underwriters, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company, PFS and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.  The Company’s and PFS’s obligation in this subsection (d) to contribute is joint and several.

(e)       The obligations of the Company and PFS under this Section 9 shall be in addition to any liability which the Company or PFS may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of Section 15 under the Act, each broker-dealer affiliate and any employee, officer, director and agent of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of the Company or PFS and to each person, if any, who controls the Company or PFS within the meaning of Section 15 under the Act.

10.      (a) If any Underwriter shall default in its obligation to purchase the Notes which it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the non-defaulting Underwriters or another party or other parties to purchase such Notes on the terms contained herein.  If within thirty-six (36) hours after such default by any Underwriter the non-defaulting Underwriters do not arrange for the purchase of such Notes, then the Company shall be entitled to a further period of thirty-six (36) hours within which to procure another party or other parties satisfactory to the non-defaulting Underwriters to purchase such Notes on such terms.  In the event that, within the respective prescribed periods but no later than the Time of Delivery, the non-defaulting Underwriters notify the Company that the non-defaulting Underwriters have so arranged for the purchase of such

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Notes, or the Company notifies the Representatives that it has so arranged for the purchase of such Notes, or the non-defaulting Underwriters are required to purchase the Notes of the defaulting Underwriters pursuant to subsection (b) below, the non-defaulting Underwriters or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven (7) days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the non-defaulting Underwriters’ and the Company’s opinion may thereby be made necessary.  The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Notes.

(b)       If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in subsection (a) above, by the Time of Delivery, the aggregate principal amount of such Notes which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of the Notes, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Notes which such non-defaulting Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Notes which such non-defaulting Underwriter agreed to purchase hereunder) of the Notes of such defaulting Underwriter or Underwriters for which such arrangements have not been made by the Time of Delivery; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)       If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in subsection (a) above, the aggregate principal amount of such Notes which remains unpurchased exceeds one-eleventh of the aggregate principal amount of the Notes, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Notes of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.      The respective indemnities, agreements, representations, warranties and other statements of the Company, PFS and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company or PFS, or any officer or director or controlling person of the Company or PFS, and shall survive delivery of and payment for the Notes.

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12.      If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any non-defaulting Underwriter except as provided in Sections 7 and 9 hereof; but if the Notes are not delivered by or on behalf of the Company as provided herein by reason of any failure, refusal or inability on part of the Company to perform any agreement on its part or because any other condition of the Underwriters’ obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse the Underwriters through the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Notes, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.  If this Agreement is terminated pursuant to Section 10 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

13.      In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by any of the Representatives.

All statements, requests, notices and agreements hereunder shall be in writing and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Representatives in care of Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel (facsimile: 646-291-1469); and if to the Company or PFS shall be delivered or sent by mail, telex or facsimile transmission to the respective addresses of the Company and PFS set forth in the Registration Statement, Attention: Secretary.  Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14.      This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and PFS and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company or PFS and each person who controls the Company or PFS or any Underwriter within the meaning of Section 15 of the Act, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.  No purchaser of any of the Notes from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.      Time shall be of the essence of this Agreement.  As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16.      Each of the Company and PFS acknowledges and agrees that (i) the purchase and sale of the Notes pursuant to this Agreement is an arm’s-length commercial transaction between the Company and PFS, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each

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Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or PFS with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or PFS on other matters) or any other obligation to the Company or PFS except the obligations expressly set forth in this Agreement and (iv) the Company and PFS have consulted their own legal and financial advisors to the extent they deemed appropriate.  Each of the Company and PFS agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or PFS, in connection with such transaction or the process leading thereto.

17.      In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and PFS, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

18.      This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company, PFS and the Underwriters, or any of them, with respect to the subject matter hereof.

19.      This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

20.      The Company, PFS and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21.      This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

22.      Notwithstanding anything herein to the contrary, each of the Company and PFS is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company or PFS relating to that treatment and structure, without the Underwriters imposing any limitation of any kind.  However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws.  For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

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23.      In the event that any Underwriter that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States. In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States. The term “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). The term “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). The term “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. The term “U.S. Special Resolution Regime” means each of (x) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (y) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature Page Follows]

24

If the foregoing is in accordance with the Representatives’ understanding, please sign and return to us five (5) counterparts hereof, and upon the acceptance hereof by the Representatives, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and PFS.

Very truly yours,

Principal Financial Group, Inc.

By:	/s/ Karen E. Shaff
	Name:	Karen E. Shaff
	Title:	Executive Vice President,
General Counsel and
Secretary

By:	/s/ Gina L. Graham
	Name:	Gina L. Graham
	Title:	Vice President and
Treasurer

Principal Financial Services, Inc.

By:	/s/ Karen E. Shaff
	Name:	Karen E. Shaff
	Title:	Executive Vice President,
General Counsel and
Secretary

By:	/s/ Gina L. Graham
	Name:	Gina L. Graham
	Title:	Vice President and
Treasurer

[Signature page to the Underwriting Agreement]

Accepted as of the date hereof:

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Jack D. McSpadden, Jr.
	Name:	Jack D. McSpadden, Jr.
	Title:	Managing Director

GOLDMAN SACHS & CO. LLC

By:	/s/ Adam Greene
	Name:	Adam Greene
	Title:	Managing Director

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:	/s/ Mark A. Adley
	Name:	Mark A. Adley
	Title:	Managing Director

As representatives of the several
Underwriters named in Schedule I hereto

[Signature page to the Underwriting Agreement]

SCHEDULE I

Principal Amount of Notes to be Purchased
Underwriter

Citigroup Global Markets Inc.	$125,000,000

Goldman Sachs & Co. LLC	87,500,000

Merrill Lynch, Pierce, Fenner & Smith Incorporated	87,500,000

BNP Paribas Securities Corp.	30,000,000

Morgan Stanley & Co. LLC	30,000,000

RBC Capital Markets, LLC	30,000,000

U.S. Bancorp Investments, Inc.	30,000,000

Barclays Capital Inc.	11,000,000

Credit Suisse Securities (USA) LLC	11,000,000

Deutsche Bank Securities Inc.	11,000,000

HSBC Securities (USA) Inc.	11,000,000

Wells Fargo Securities, LLC	11,000,000

Academy Securities, Inc.	6,250,000

Samuel A. Ramirez & Company, Inc.	6,250,000

Scotia Capital (USA) Inc.	6,250,000

The Williams Capital Group, L.P.	6,250,000
Total	$500,000,000

SCHEDULE II

(a)               Issuer Free Writing Prospectuses included in the Pricing Disclosure Package: Final Term Sheet dated May 7, 2019 (attached hereto as Exhibit A).

(b)               Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package: None.

(c)      Additional Documents Incorporated by Reference: None.

(d)      Free Writing Prospectus referred to in Section 6(a)(ii): None.

2

SCHEDULE III

Name

Administradora de Fondos de Pensiones Cuprum S.A.

Principal Global Investors, LLC

Principal Global Investors Holding Company (US) LLC

3

Exhibit A

Free Writing Prospectus (to the

Preliminary Prospectus

Supplement dated May 7, 2019)

$500,000,000 of 3.700% Senior Notes due 2029

Final Term Sheet

May 7, 2019

Issuer:	Principal Financial Group, Inc. (the “Issuer”)

Issue:	3.700% Senior Notes due 2029 (the “Notes”) fully and unconditionally guaranteed by Principal Financial Services, Inc. (the “Guarantor”)

Offering Size:	$500,000,000

Coupon:	3.700% per annum

Trade Date:	May 7, 2019

Settlement Date:	May 10, 2019 (T+3)**

Maturity Date:	May 15, 2029

US Benchmark Treasury:	UST 2.625% due February 15, 2029

US Benchmark Treasury Price:	101-17

US Benchmark Treasury Yield:	2.448%

Spread to US Benchmark Treasury:	130 basis points

Re-offer Yield:	3.748%

Price to Public (Issue Price):	99.602%

Net Proceeds to Issuer (Before Expenses):	$494,760,000

Interest Payment Dates:	Semi-annually on May 15 and November 15 of each year, commencing on November 15, 2019 (long first coupon)

Optional Redemption:

The Issuer may redeem the Notes, at its option, at any time and from time to time, in whole or in part, as set forth in the Preliminary Prospectus Supplement dated May 7, 2019 to the Prospectus dated May 3, 2017 (collectively, the “Prospectus”). If the Notes are redeemed prior to February 15, 2029 (the “Par Call Date”), the redemption price will be equal to the greater of:

(a) 100% of the principal amount of the Notes to be redeemed; or

(b) an amount equal to the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed that would be due if the Notes matured on the Par Call Date, not including any portion of the payments of interest accrued as of such redemption date, discounted to such redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Prospectus), plus 20 basis points, as calculated by an independent investment banker;

plus, in each case, accrued and unpaid interest on the Notes to be redeemed to, but excluding, the redemption date.

If the Notes are redeemed on or after the Par Call Date, the redemption price will be equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest on the Notes to be redeemed to, but excluding, the redemption date.

Special Mandatory Redemption:

The Issuer will be required to redeem the Notes, in whole, at a redemption price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest on the Notes to, but excluding, the redemption date under the circumstances described in the Prospectus under the heading “Description of the Notes — Special Mandatory Redemption.”

Conflicts of Interest:

As described under the caption “Use of Proceeds” in the Prospectus, the Issuer intends to use the net proceeds from this offering, together with other available cash, to pay the Closing Consideration (as defined in the Prospectus). Wells Fargo Bank, N.A., an affiliate of Wells Fargo Securities, LLC, is the Seller under the Purchase Agreement (each as defined in the Prospectus) and, accordingly, will receive the net proceeds from this offering. To the extent that any underwriter, together with its affiliates, receives more than 5% of the net proceeds of this offering, not including underwriting discounts and commissions, such underwriter would be considered to have a “conflict of interest” with respect to this offering pursuant to Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. Pursuant to FINRA Rule 5121, the appointment of a qualified independent underwriter is not necessary in connection with this offering. No affected underwriter will confirm sales to any account over which it exercises discretionary authority without the prior written consent of the account holder.

CUSIP/ISIN:	74251V AR3/US74251VAR33

Joint Book-Running Managers:	Citigroup Global Markets Inc. Goldman Sachs & Co. LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated

BNP Paribas Securities Corp. Morgan Stanley & Co. LLC RBC Capital Markets, LLC U.S. Bancorp Investments, Inc.

Co-Managers:

Barclays Capital Inc.

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

HSBC Securities (USA) Inc.

Wells Fargo Securities, LLC

Academy Securities, Inc.

Samuel A. Ramirez & Company, Inc.

Scotia Capital (USA) Inc.

The Williams Capital Group, L.P.

*A securities rating is not a recommendation to buy, sell or hold securities and should be evaluated independently of any other rating.  The rating is subject to revision or withdrawal at any time by the assigning rating organization.

**The Issuer expects to deliver the Notes against payment for the Notes on or about the Settlement Date specified above, which will be the third (3rd) business day following the date hereof.  Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two (2) business days, unless the parties to a trade expressly agree otherwise.  Accordingly, purchasers who wish to trade the Notes on the date hereof will be required, by virtue of the fact that the Notes are expected to initially settle in T+3, to specify alternative settlement arrangements to prevent a failed settlement.

The Issuer and the Guarantor have filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the Prospectus in that registration statement and other documents the Issuer and the Guarantor have filed with the SEC for more complete information about the Issuer and the Guarantor and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the Prospectus if you request it by calling Citigroup Global Markets Inc. toll-free at 800-831-9146, Goldman Sachs & Co. LLC at 866-471-2526, or Merrill Lynch, Pierce, Fenner & Smith Incorporated at 800-294-1322.

Any disclaimer or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers were automatically generated as a result of the communication being sent via Bloomberg or another email system.

Exhibit B-1

[Letterhead of Debevoise & Plimpton LLP]

May 10, 2019

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

As representatives of the several underwriters
named in Schedule I to the Underwriting Agreement

Principal Financial Group, Inc.

Ladies and Gentlemen:

We have acted as special New York counsel to Principal Financial Group, Inc., a Delaware corporation (the “Company”), in connection with the issuance and sale today by the Company of $500,000,000 aggregate principal amount of its 3.700% Senior Notes due 2029 (the “Securities”) pursuant to the Underwriting Agreement, dated May 7, 2019 (the “Underwriting Agreement”), among Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters, and the other underwriters named in Schedule I thereto (the representatives and such other underwriters, collectively, the “Underwriters”), the Company and Principal Financial Services, Inc., an Iowa corporation (“PFSI”).  The Securities will be issued pursuant to the Indenture, dated as of May 21, 2009 (the “Base Indenture”), among the Company, as issuer, PFSI, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented and amended by the Thirteenth Supplemental Indenture, dated as of May 10, 2019, among the Company, PFSI and the Trustee relating to the Securities (the “Supplemental Indenture”; the Base Indenture, as supplemented and amended by the Supplemental Indenture, being referred to herein as the “Indenture”). The Securities will be fully and unconditionally guaranteed pursuant to the guarantee, dated as of May 10, 2019 (the “Guarantee”), by PFSI to the Trustee.  We are delivering this letter to you pursuant to Section 8(c) of the Underwriting Agreement.

As used herein, the following terms shall have the following meanings:  The term “DGCL” means the General Corporation Law of the State of Delaware, as in effect on the date hereof.  The term “1940 Act” means the Investment Company Act of 1940, as amended, as in effect on the date hereof.  The term “Prospectus” means the base prospectus, dated May 3, 2017, filed as part of the registration statement on Form S-3 of the Company and PFSI (Registration Nos. 333-217624 and 333-217624-01) (the “Base Prospectus”), as supplemented by, and together with, the prospectus supplement, dated May 7, 2019, relating to the Securities and the Guarantee, in the form filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended, as in effect on the date hereof (the “1933 Act”).  The term “Preliminary Prospectus” means the Base Prospectus, as supplemented by, and together with, the preliminary prospectus supplement, dated May 7, 2019, relating to the Securities and the Guarantee, in the form filed with the SEC pursuant to Rule 424(b) under the 1933 Act.  The term “Final Term Sheet” means the final term sheet relating to the Securities and the Guarantee in the form filed with the SEC pursuant to Rule 433 under the 1933 Act and attached hereto as Schedule A.  The term “TIA” means the Trust Indenture Act of 1939, as amended, as in effect on the date hereof.

In arriving at the opinions expressed below, we have (a) examined and relied on the originals, or copies certified or otherwise identified to our satisfaction, of the Underwriting Agreement, the Indenture, the global note representing the Securities and the Guarantee, (b) examined and relied on such corporate or other organizational documents and records of the Company, PFSI and their respective subsidiaries and such certificates of public officials, officers and representatives of the Company, PFSI and their respective subsidiaries and other persons as we have deemed appropriate for the purposes of such opinions, (c) examined and relied as to factual matters upon, and have assumed the accuracy of, the statements made in the certificates of public officials, officers and representatives of the Company, PFSI and their respective subsidiaries and other persons delivered to us and the representations and warranties contained in or made pursuant to the Underwriting Agreement and (d) made such investigations of law as we have deemed appropriate as a basis for such opinions.

In rendering the opinions expressed below, we have assumed, with your permission, without independent investigation or inquiry, (i) the authenticity and completeness of all documents that we examined, (ii) the genuineness of all signatures on all documents that we examined, (iii) the conformity to authentic originals and completeness of documents examined by us that are certified, conformed, reproduction, photostatic or other copies, (iv) the legal capacity of all natural persons executing

B-1-2

documents, (v) the valid existence and good standing of PFSI, (vi) the power and authority of PFSI to execute, deliver and perform its obligations under the Base Indenture, the Supplemental Indenture and the Guarantee, (vii) all necessary action has been taken by PFSI to duly authorize its execution, delivery and performance of the Base Indenture, the Supplemental Indenture and the Guarantee, (viii) the due execution and delivery of the Base Indenture, the Supplemental Indenture and the Guarantee by PFSI, (ix) the valid existence and good standing of the Trustee, (x) the corporate or other power and authority of the Trustee to enter into and perform its obligations under the Indenture, (xi) the due authorization, execution and delivery of the Indenture by the Trustee, (xii) the enforceability of the Indenture against the Trustee and (xiii) the due authentication of the Securities on behalf of the Trustee in the manner provided in the Indenture.

Based upon and subject to the foregoing and the assumptions, qualifications and limitations hereinafter set forth, we are of the opinion that:

1.             The Company (a) is validly existing and in good standing under the laws of the State of Delaware and (b) has the corporate power and authority to conduct its business as described in the Prospectus.

2.             The statements in the Preliminary Prospectus and the Prospectus under the headings “Description of the Notes,” “Description of Guarantee of Principal Financial Services, Inc.” and “Description of Debt Securities,” when taken together, and in the case of the Preliminary Prospectus, together with the Final Term Sheet, insofar as such statements purport to summarize certain provisions of the Indenture, the Securities and the Guarantee, are accurate in all material respects.

3.             The Company has taken all necessary corporate action to authorize its execution and delivery of and performance of its obligations under the Underwriting Agreement, the Indenture and the Securities.

4.             The Underwriting Agreement has been duly executed and delivered on behalf of the Company.

5.             The Base Indenture has been duly qualified under the TIA.

6.             Each of the Base Indenture and the Supplemental Indenture has been duly executed and delivered on behalf of the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

B-1-3

7.             Each of the Base Indenture and the Supplemental Indenture constitutes a valid and binding obligation of PFSI enforceable against PFSI in accordance with its terms.

8.             The Securities have been duly executed on behalf of the Company, and, when issued and authenticated on behalf of the Trustee in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters today in accordance with the terms of the Underwriting Agreement, (a) the Securities will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, and will be entitled to the benefits of the Base Indenture and the Supplemental Indenture and (b) the Guarantee by PFSI will constitute the valid and binding obligation of PFSI enforceable against PFSI in accordance with its terms.

9.             Neither the Company nor PFSI is, and, on the date hereof after giving effect to the offering and sale of the Securities in the manner contemplated in the Underwriting Agreement and the Prospectus, will not be, required to be registered as an “investment company” (as defined in the 1940 Act) under the 1940 Act.

10.          Subject to the assumptions, qualifications and limitations set forth in the Preliminary Prospectus and the Prospectus, the statements of United States Federal income tax law under the heading “U.S. Federal Income Tax Considerations” in the Preliminary Prospectus and the Prospectus, when taken together, as they relate to the Securities, are accurate in all material respects.

Our opinions set forth above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization and moratorium laws, and other similar laws relating to or affecting creditors’ rights or remedies generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), (iii) concepts of good faith, diligence, reasonableness and fair dealing, and standards of materiality and (iv) limitations on the validity or enforceability of indemnification, contribution or exculpation under applicable law (including, without limitation, court decisions) or public policy.

Without limiting the foregoing, we express no opinion as to the validity, binding effect or enforceability of any provision of the Indenture, the Securities or the Guarantee that purports to (i) waive, release or vary any defense, right or privilege of, or any duties owing to, any party to the extent that such waiver, release or variation may be limited by applicable law, (ii) grant a right to collect any amount that a court determines to constitute unearned interest, post-judgment interest or a penalty or forfeiture, (iii) grant any right of set-off, including, without limitation, with respect to any contingent or unmatured obligation, (iv) preserve or seek to preserve the solvency of any guarantor,

B-1-4

pledgor or grantor by purporting to limit (by formula or otherwise) the amount of the liability of, or to provide rights of contribution in favor of, such guarantor, pledgor or grantor, (v) constitute a waiver of inconvenient forum or improper venue, (vi) relate to the subject matter jurisdiction of a court to adjudicate any controversy, or (vii) provide for liquidated damages or otherwise specify or limit damages, liabilities or remedies.  In addition, the enforceability of any provision in the Indenture, the Securities or the Guarantee to the effect that (x) the terms thereof may not be waived or modified except in writing, (y) the express terms thereof supersede any inconsistent course of dealing, performance or usage of trade or (z) certain determinations made by one party shall have conclusive effect, may be limited under certain circumstances. Our opinions in paragraphs 6, 7 and 8 above with respect to the choice of law provisions of the Indenture, the Securities and the Guarantee are given in reliance on, and are limited in scope to, Section 5-1401 of the General Obligations Law of the State of New York, and we express no opinion with respect to any such provision insofar as it exceeds or otherwise falls outside the scope of such section.

We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the DGCL and the Federal laws of the United States of America, each as in effect on the date hereof, in each case that in our experience are generally applicable to transactions of the type contemplated by the Underwriting Agreement without regard to the particular nature of the business conducted by the Company. In particular (and without limiting the generality of the foregoing), we express no opinion as to (a) the laws of any country (other than the Federal laws of the United States of America), (b) the effect of such laws (whether limiting, prohibitive or otherwise) on any of the rights or obligations of the Company or of any other party to or beneficiary of the Underwriting Agreement or the Indenture or (c) whether the choice of the law of the State of New York as the governing law in the Underwriting Agreement or the Indenture would be given effect by any court or other governmental authority other than a New York State court.  We have assumed, with your permission, that the execution and delivery of the Underwriting Agreement and the Indenture by each of the parties thereto and the performance of their respective obligations thereunder will not be illegal or unenforceable or violate any fundamental public policy under applicable law (other than the laws of the State of New York and the Federal laws of the United States of America), and that no such party has entered therein with the intent of avoiding or a view to violating applicable law.

The opinions expressed herein are solely for the benefit of the Underwriters and, without our prior written consent, neither our opinions nor this opinion letter may be relied upon by any other person or disclosed to any other person, except that the Trustee may rely upon paragraphs 5, 6, 7 and 8 of this letter as if such paragraphs were addressed to the Trustee.  This opinion letter is limited to, and no opinion is implied or may be inferred beyond, the matters expressly stated herein.  The opinions expressed herein are

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rendered only as of the date hereof, and we assume no responsibility to advise the Underwriters of facts, circumstances, changes in law, or other events or developments that hereafter may occur or be brought to our attention and that may alter, affect or modify the opinions expressed herein.

Very truly yours,

B-1-6

Exhibit B-2

[Letterhead of Debevoise & Plimpton LLP]

May 10, 2019

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

As representatives of the several underwriters
named in Schedule I to the Underwriting Agreement

Principal Financial Group, Inc.

Ladies and Gentlemen:

We have acted as special New York counsel to Principal Financial Group, Inc., a Delaware corporation (the “Company”), in connection with the issuance and sale today by the Company of $500,000,000 aggregate principal amount of its 3.700% Senior Notes due 2029 (the “Securities”) pursuant to the Underwriting Agreement, dated May 7, 2019 (the “Underwriting Agreement”), among Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters, and the other underwriters named in Schedule I thereto (the representatives and such other underwriters, collectively, the “Underwriters”), the Company and Principal Financial Services, Inc., an Iowa corporation (“PFSI”).  The Securities will be issued pursuant to the Indenture, dated as of May 21, 2009 (the “Base Indenture”), among the Company, as issuer, PFSI, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented and amended by the Thirteenth Supplemental Indenture, dated as of May 10, 2019 among the Company, PFSI and the Trustee relating to the Securities (the “Supplemental Indenture”; the Base Indenture, as supplemented and amended by the Supplemental Indenture, being referred to herein as the “Indenture”).  The Securities will be fully and unconditionally guaranteed pursuant to the guarantee, dated as of May 10, 2019 (the “Guarantee”), by PFSI to the Trustee.  We are delivering this letter to you pursuant to Section 8(c) of the Underwriting Agreement.

In so acting, we have reviewed the registration statement on Form S-3 (Registration Nos. 333-217624 and 333-217624-01) of the Company and PFSI filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended, as in effect on the date hereof (the “1933 Act”), the Time of Sale Information (as defined below) and the final prospectus supplement, dated May 7, 2019 (the “Prospectus Supplement”), relating to the Securities and the Guarantee, in the form filed with the SEC pursuant to Rule 424(b) under the 1933 Act.  As used herein, the term “Registration Statement” means such registration statement on the date such registration statement is deemed to be effective pursuant to Rule 430B under the 1933 Act for purposes of liability under Section 11 of the 1933 Act of the Company and the Underwriters (which, for purposes hereof, is May 7, 2019, the “Effective Date”), including the information deemed to be a part of such registration statement as of the Effective Date pursuant to Rule 430B under the 1933 Act.  The term “Base Prospectus” means the base prospectus, dated May 3, 2017, filed as part of the Registration Statement.  The term “Preliminary Prospectus Supplement” means the preliminary prospectus supplement, dated May 7, 2019, relating to the Securities and the Guarantee, in the form filed with the SEC pursuant to Rule 424(b) under the 1933 Act.  The term “Time of Sale Information” means, collectively, the Base Prospectus, the Preliminary Prospectus Supplement and the final term sheet relating to the Securities and the Guarantee in the form filed with the SEC pursuant to Rule 433 under the 1933 Act and attached hereto as Schedule A.  The term “Prospectus” means the Base Prospectus as supplemented by, and together with, the Prospectus Supplement.  As used herein, the terms “Registration Statement,” “Prospectus Supplement” and “Preliminary Prospectus Supplement” include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act as of the Effective Date of the Registration Statement or the date of the Prospectus Supplement or the Preliminary Prospectus Supplement, as the case may be.

We have reviewed and discussed the contents of the Registration Statement, the Time of Sale Information and the Prospectus with certain officers and employees of the Company, PFSI and their subsidiaries, their inside counsel, representatives of the Company’s independent accountants, representatives of the Underwriters and Underwriters’ counsel.  Other than to the limited extent set forth in paragraphs 2 and 10 of our opinion letter, dated the date hereof, addressed to the representatives of the Underwriters, we have not ourselves checked the accuracy, completeness or fairness of, or otherwise verified, and are not passing upon and assume no responsibility for the accuracy, completeness or fairness of, the statements contained in the Registration Statement, the Time of Sale Information, the Prospectus or the documents incorporated by reference in any of the foregoing, and have made no independent check or verification

B-2-2

thereof.  We have assumed the accuracy of the representations and warranties of the Company set forth in Section 1(p) of the Underwriting Agreement as to its status as a “well-known seasoned issuer” as defined in Rule 405 under the 1933 Act.

On the basis of the foregoing, we advise you as follows:

(i)             The Registration Statement, as of the Effective Date, and the Prospectus, as of the date of the Prospectus Supplement, appeared to us on their face to be appropriately responsive in all material respects to the requirements as to form of the 1933 Act and the applicable rules and regulations of the SEC thereunder, except that we express no view as to (a) the documents incorporated by reference in the Registration Statement or the Prospectus; (b) the financial statements, the related notes and schedules, and other financial and accounting or statistical data or information contained in or omitted from the Registration Statement or the Prospectus; (c) the statement of eligibility of the Trustee under the Indenture; or (d) Regulation S-T.

(ii)          No facts have come to our attention that have caused us to believe that (a) the Registration Statement, as of the Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (b) the Time of Sale Information, as of 4:20 p.m. New York City time on May 7, 2019, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (c) the Prospectus, as of the date of the Prospectus Supplement and as of the date and time of the delivery of this letter, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that in each case we express no belief as to (1) the financial statements, the related notes and schedules, and other financial and accounting or statistical data or information contained in or omitted from the Registration Statement, the Time of Sale Information or the Prospectus; (2) the report of management’s assessment of the effectiveness of internal control over financial reporting or the auditor’s attestation report on internal control over financial reporting contained in the Registration Statement, the Time of Sale Information or the Prospectus; or (3) the statement of eligibility of the Trustee under the Indenture.

This letter is solely for the benefit of the Underwriters and, without our prior written consent, neither our beliefs nor this letter may be relied upon by any other person or disclosed to any other person.  This letter is limited to the matters stated herein and no views are implied or may be inferred beyond the matters expressly stated herein.  The beliefs expressed herein are rendered only as of the date hereof, and we assume no

B-2-3

responsibility to advise the Underwriters of facts, circumstances, changes in law or other events or developments that hereafter may occur or be brought to our attention and that may alter, affect or modify the beliefs expressed herein.

Very truly yours,

B-2-4

Exhibit C-1

[PFG Letterhead]

May 10, 2019

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

As representatives of the several underwriters
named in Schedule I to the Underwriting Agreement

Principal Financial Group, Inc.

Ladies and Gentlemen:

I am Executive Vice President, General Counsel and Secretary of Principal Financial Group, Inc., a Delaware corporation (the “Company”), and Principal Financial Services, Inc., an Iowa corporation (“PFSI”).  In such capacity, I or lawyers in the Company’s law department under my supervision have acted as counsel to the Company in connection with the issuance and sale today by the Company of $500,000,000 aggregate principal amount of its 3.700% Senior Notes due 2029 (the “Securities”) pursuant to the Underwriting Agreement, dated May 7, 2019 (the “Underwriting Agreement”), among Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters, and the other underwriters named in Schedule I thereto (the representatives and such other underwriters, collectively, the “Underwriters”), the Company and PFSI.  The Securities will be issued pursuant to the Indenture, dated as of May 21, 2009 (the “Base Indenture”), among the Company, PFSI, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented and amended by the Thirteenth Supplemental Indenture, dated as of May 10, 2019, among the Company, PFSI and the Trustee relating to the Securities (the “Supplemental Indenture”; the Base Indenture, as supplemented and amended by the Supplemental Indenture, being referred to herein as the “Indenture”).  The Securities will be fully and unconditionally guaranteed pursuant to the guarantee, dated as of May 10, 2019 (the “Guarantee”), by PFSI to the Trustee.  I am delivering this letter to you pursuant to Section 8(d) of the Underwriting Agreement.

Unless otherwise defined herein, terms defined in the Underwriting Agreement and used herein will have the meanings assigned thereto in the Underwriting Agreement.  As used herein, the following terms shall have the following meanings:  The term “Prospectus” means the base prospectus, dated May 3, 2017, filed as part of the registration statement on Form S-3 (Registration Nos. 333-217624 and 333-217624-01) of the Company and PFSI, as supplemented by, and together with, the prospectus supplement, dated May 7, 2019, relating to the Securities and the Guarantee, in the form filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

In rendering the opinions expressed below, (a) I or lawyers under my supervision have examined and relied on the originals, or copies certified or otherwise identified to our satisfaction, of such agreements, documents and records and such other instruments and certificates as we have deemed necessary or appropriate for the purposes of such opinions, (b) I or lawyers under my supervision have examined and relied as to factual matters upon, and have assumed the accuracy of, the statements made in the certificates of others delivered to us and the representations and warranties contained in or made pursuant to the Underwriting Agreement and (c) I or lawyers under my supervision have made such investigations of law as we have deemed necessary or appropriate as a basis for such opinions.  In rendering the opinions expressed below, I have assumed, with your permission, without independent investigation or inquiry, (i) the authenticity and completeness of all documents submitted to me or lawyers under my supervision as originals, (ii) the genuineness of all signatures on all documents that I or lawyers under my supervision examined, (iii) the conformity to authentic originals and completeness of documents submitted to me or lawyers under my supervision as certified, conformed or reproduction copies, (iv) the legal capacity of all natural persons executing documents, (v) the power and authority of the Trustee to enter into and perform its obligations under the Indenture, (vi) the due authorization, execution and delivery of the Indenture by the Trustee, (vii) the enforceability of the Indenture against the Trustee and (viii) the due authentication of the Securities on behalf of the Trustee in the manner provided in the Indenture.

Based upon and subject to the foregoing and the assumptions, qualifications and limitations hereinafter set forth, I am of the opinion that:

(1)                       The Company (a) has been duly incorporated, (b) is validly existing and in good standing under the laws of the State of Delaware and (c) has the corporate power and authority to own its properties and conduct its business

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as described in the Prospectus;

(2)                       Each Significant Subsidiary (a) has been duly incorporated or organized, as the case may be, and (b) is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, as applicable;

(3)                       All of the issued shares of capital stock of each Significant Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable, and, except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(4)                       Except as described in the Pricing Disclosure Package and the Prospectus, there is no action, suit or proceeding pending, nor, to the best of my knowledge, is there any action, suit or proceeding threatened against the Company or any of its Significant Subsidiaries that would reasonably be expected to have a Material Adverse Effect or is required to be disclosed in the Registration Statement, the Pricing Disclosure Package or the Prospectus;

(5)                       The Underwriting Agreement has been duly authorized, executed and delivered by or on behalf of PFSI;

(6)                       The issue and sale of the Securities and the issuance of the Guarantee in accordance with the terms of the Indenture, the Guarantee and the Underwriting Agreement and the compliance by the Company and PFSI with all of the provisions of the Securities, the Guarantee, the Indenture and the Underwriting Agreement and the consummation of the transactions therein contemplated (i) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument, to my knowledge, to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, nor will such actions result in any violations of the provisions of (ii) the Certificate of Incorporation or By-laws of the Company or similar organizational documents of the Significant Subsidiaries or (iii) to my knowledge, any existing statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, any of its Significant Subsidiaries or any of their properties; except, in the case of clauses (i) and (iii), for such conflict, breach, violation or default that would not have a Material Adverse Effect or would not have a material adverse effect on the

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consummation of the transactions contemplated in the Underwriting Agreement; provided that I express no opinion in this subsection (6) with respect to United States Federal or state securities laws;

(7)                       No consent or authorization of, approval by, notice to or filing with any court or governmental authority is required to be obtained or made on or prior to the Time of Delivery by the Company or PFSI for the issuance and sale today by the Company of the Securities, the issuance today by PFSI of the Guarantee or the performance by the Company and PFSI of their respective obligations in accordance with the terms of the Underwriting Agreement, the Indenture, the Securities or the Guarantee, except for any consents, authorizations, approvals, notices and filings that have been obtained or made and are in full force and effect and those consents, authorizations, approvals, notices and filings that, if not made, obtained or done, would not have a Material Adverse Effect or would not have a material adverse effect on the consummation of the transactions contemplated in the Underwriting Agreement; provided that I express no opinion in this paragraph (7) with respect to United States Federal or state securities laws;

(8)                       Each of the Base Indenture and the Supplemental Indenture has been duly authorized, executed and delivered by PFSI; and

(9)                       The Guarantee has been duly authorized, executed and delivered by PFSI.

The opinions set forth in paragraphs 6 and 7 as to the performance by the Company of its obligations in accordance with the terms of the Underwriting Agreement, the Indenture, the Securities and the Guarantee are based solely upon the facts and circumstances as they exist on the date hereof and are rendered as if the Company had performed such obligations on the date hereof.

I express no opinion as to the laws of any jurisdiction other than the laws of the State of Iowa, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America, as currently in effect, in each case that in my experience are normally applicable to transactions of the type contemplated by the Underwriting Agreement.

The opinions expressed herein are solely for the benefit of the Underwriters and, without my prior written consent, neither my opinions nor this opinion letter may be relied upon by any other person, or disclosed to any other person, except that the Trustee may rely upon paragraphs 8 and 9 of this letter as if such paragraphs were addressed to the Trustee.  This opinion letter is limited to, and no opinion is implied or may be inferred beyond, the matters expressly stated herein.  The opinions expressed herein are rendered

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only as of the date hereof, and I assume no responsibility to advise the Underwriters of facts, circumstances, changes in law, or other events or developments that hereafter may occur or be brought to my attention and that may alter, affect or modify the opinions expressed herein.

Very truly yours,

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Exhibit C-2

[PFG Letterhead]

May 10, 2019

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

As representatives of the several underwriters
named in Schedule I to the Underwriting Agreement

Principal Financial Group, Inc.

Ladies and Gentlemen:

I am Executive Vice President, General Counsel and Secretary of Principal Financial Group, Inc., a Delaware corporation (the “Company”), and Principal Financial Services, Inc., an Iowa corporation (“PFSI”).  In such capacity, I or lawyers in the Company’s law department under my supervision have acted as counsel to the Company in connection with the issuance and sale today by the Company of $500,000,000 aggregate principal amount of its 3.700% Senior Notes due 2029 (the “Securities”) pursuant to the Underwriting Agreement, dated May 7, 2019 (the “Underwriting Agreement”), among Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, and Merrill Lynch, Pierce, Fenner & Smith Incorporated,  as representatives of the several underwriters, and the other underwriters named in Schedule I thereto (the representatives and such other underwriters, collectively, the “Underwriters”), the Company and PFSI.  The Securities will be issued pursuant to the Indenture, dated as of May 21, 2009 (the “Base Indenture”), among the Company, as issuer, PFSI, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented and amended by the Thirteenth Supplemental Indenture, dated as of May 10, 2019, among the Company, PFSI and the Trustee relating to the Securities (the “Supplemental Indenture”; the Base Indenture, as supplemented and amended by the Supplemental Indenture, being referred to herein as the “Indenture”).  The Securities will be fully and unconditionally guaranteed pursuant to the guarantee, dated as of May 10, 2019 (the “Guarantee”), by PFSI to the Trustee.  I am delivering this letter to you pursuant to Section 8(d) of the Underwriting Agreement.

In so acting, I or lawyers in the Company’s law department under my supervision have reviewed and discussed with lawyers in the Company’s law department under my supervision the registration statement on Form S-3 (Registration Nos. 333-217624 and 333-217624-01) of the Company and PFSI filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “1933 Act”), the Time of Sale Information (as defined below) and the final prospectus supplement, dated May 7, 2019 (the “Prospectus Supplement”), relating to the Securities and the Guarantee, in the form filed with the SEC pursuant to Rule 424(b) under the 1933 Act.  As used herein, the term “Registration Statement” means such registration statement, on the date such registration statement is deemed to be effective pursuant to Rule 430B under the 1933 Act for purposes of liability under Section 11 of the 1933 Act of the Company and the Underwriters (which, for purposes hereof, is May 7, 2019, the “Effective Date”), including the information deemed to be a part of such registration statement as of the Effective Date pursuant to Rule 430B under the 1933 Act.  The term “Base Prospectus” means the base prospectus, dated May 3, 2017, filed as part of the Registration Statement.  The term “Preliminary Prospectus Supplement” means the preliminary prospectus supplement, dated May 7, 2019, relating to the Securities and the Guarantee, in the form filed with the SEC pursuant to Rule 424(b) under the 1933 Act.  The term “Time of Sale Information” means, collectively, the Base Prospectus, the Preliminary Prospectus Supplement and the final term sheet relating to the Securities and the Guarantee in the form filed with the SEC pursuant to Rule 433 under the 1933 Act and attached hereto as Schedule A.  The term “Prospectus” means the Base Prospectus as supplemented by, and together with, the Prospectus Supplement.  As used herein, the terms “Registration Statement,” “Prospectus Supplement” and “Preliminary Prospectus Supplement” include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act as of the Effective Date of the Registration Statement or the date of the Prospectus Supplement or the Preliminary Prospectus Supplement, as the case may be.

I have not myself checked the accuracy, completeness or fairness of, or otherwise verified, and I am not passing upon and assume no responsibility for the accuracy, completeness or fairness of, the statements contained in the Registration Statement, the Time of Sale Information, the Prospectus or the documents incorporated by reference in any of the foregoing, and have made no independent check or verification thereof.

On the basis of the foregoing, I advise you as follows:

(1)                       The Registration Statement, as of the Effective Date, and the Prospectus, as of the date of the Prospectus Supplement, appeared to me on their face to be appropriately responsive in all material respects to the requirements as to form of the 1933 Act and the applicable rules and regulations of the SEC thereunder; except that I express no view as to (a) the financial statements, the related notes and schedules, and other financial data or information contained in or omitted from the Registration Statement or the Prospectus; (b) the statement of eligibility of the Trustee under the Indenture or (c) Regulation S-T.

(2)                       No facts have come to my attention that have caused me to believe that (a) the Registration Statement, as of the Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or

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necessary to make the statements therein not misleading; (b) the Time of Sale Information, as of 4:20 p.m., New York City time, on May 7, 2019, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (c) the Prospectus, as of the date of the Prospectus Supplement and as of the date and time of delivery of this letter, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and that any amendment to the Registration Statement required to be filed or any contract or document required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus  or required to be described in the Registration Statement or the Prospectus are so filed or described as required; except that in each case I express no belief as to (1) the financial statements, the related notes and schedules, and other financial data or information contained in or omitted from the Registration Statement, the Time of Sale Information or the Prospectus, or (2) the statement of eligibility of the Trustee under the Indenture.

This letter is solely for the benefit of the Underwriters and, without my prior written consent, neither my beliefs nor this letter may be relied upon by any other person, or disclosed to any other person.  This letter is limited to the matters stated herein and no views are implied or may be inferred beyond the matters expressly stated herein.  The beliefs expressed herein are rendered only as of the date hereof, and I assume no responsibility to advise the Underwriters of facts, circumstances, changes in law or other events or developments that hereafter may occur or be brought to my attention and that may alter, affect or modify the beliefs expressed herein.

Very truly yours,

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